As filed with the Securities and Exchange Commission on June 16,
1995 Registration No. 33-_______



             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM S-8

   Registration Statement Under the Securities Act of 1933


                        ZEMEX CORPORATION
       (Exact name of issuer as specified in its charter)

           Delaware                           13-5496920
(State or other jurisdiction of (I.R.S. Employer Identification No.) incorporation or organization)

                  Canada Trust Tower, BCE Place
                   161 Bay Street, Suite 3750,
                Toronto, Ontario, Canada, M5J 2S1
 (Address of Principal Executive Offices, including Postal Code)



            ZEMEX CORPORATION 1995 STOCK OPTION PLAN
                    (Full title of the plan)
               ___________________________________


                        Allen J. Palmiere
 Vice President, Chief Financial Officer and Assistant Secretary
                        ZEMEX CORPORATION
                  Canada Trust Tower, BCE Place
                   161 Bay Street, Suite 3750
                Toronto, Ontario, M5J 2S1, Canada
                         (416) 365-8080
   (Name, address, and telephone number of agent for service)


                 Calculation of Registration Fee


Title of
Securities                    Proposed maximum  Proposed maximum  Amount of
to be           Amount to be  offering price    aggregate         registration
registered      registered    per share*        offering price*   fee


Capital Stock
par value       300,000       $9.375 per        $2,812,500        $969.83
$1.00           shares        share

* Estimated pursuant to Rule 457(c), solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Capital Stock as reported on the New York Stock Exchange consolidated reporting system on June 7, 1995.


                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference

The following documents, which have been filed previously with the Securities and Exchange Commission (the "Commission") (Commission File No. 1-228) by the Corporation pursuant to the Securities Exchange Act of 1934, as amended, are incorporated herein by reference in this Registration Statement:

(a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

(b) the Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995; and

(c) the description of capital stock set forth in Item 4 of the Registration Statement on Form 8-B filed by Pacific Tin Consolidated Corporation (the former name of the Corporation) on April 30, 1986.

All documents filed with the Commission subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents with the Commission.


Item 4.   Description of Securities

Not applicable.


Item 5.   Interests of Named Experts and Counsel

Not applicable.


Item 6.   Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. Section 145 also allows a corporation to purchase and maintain insurance on behalf of any such person.

Article VIII of the Corporation's articles of incorporation, as amended, reads as follows:

          The  Corporation shall, to the fullest  extent
          permitted  by Delaware law, as in effect  from
          time to time, indemnify any person against all
          liability  and  expense (including  attorneys'
          fees)  incurred by reason of the fact that  he
          is  or  was  a  director  or  officer  of  the
          Corporation  or, while serving at the  request
          of  the  Corporation  as a director,  officer,
          partner  or  trustee of,  or  in  any  similar
          managerial  or fiduciary position  of,  or  an
          employee  or  agent  of, another  corporation,
          partnership,     joint     venture,     trust,
          association,   or   other  entity.    Expenses
          (including   attorneys'  fees)   incurred   in
          defending  an action, suit, or proceeding  may
          be  paid by the Corporation in advance of  the
          final  disposition of such  action,  suit,  or
          proceeding to the fullest extent and under the
          circumstances permitted by Delaware law.   The
          Corporation   may   purchase   and    maintain
          insurance  on behalf of any person who  is  or
          was  a director, officer, employee, fiduciary,
          or   agent  of  the  Corporation  against  any
          liability  asserted against  and  incurred  by
          such  person in any such capacity  or  arising
          out  of such person's position, whether or not
          the  Corporation  would  have  the  power   to
          indemnify  against  such liability  under  the
          provisions   of   the   Article   VIII.    The
          indemnification provided by this Article  VIII
          shall  not  be deemed exclusive of  any  other
          rights  to  which  those  indemnified  may  be
          entitled    under    this    Certificate    of
          Incorporation, any by-law, agreement, vote  of
          stockholders   or   disinterested   directors,
          statute, or otherwise, and shall inure to  the
          benefit   of   their  heirs,  executors,   and
          administrators.    The  provisions   of   this
          Article  VIII shall not be deemed to  preclude
          the   Corporation   from  indemnifying   other
          persons  from  similar or other  expenses  and
          liabilities as the board of directors  or  the
          stockholders  may  determine  in  a   specific
          instance   or   be   resolution   of   general
          application.   Any repeal or  modification  of
          this Article VIII by the shareholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Subject to certain exceptions, the directors, all corporate officers and any employees working in conjunction therewith and the heirs, assigns and estates of such directors, officers and employees of the Corporation are insured against claims made against them, including claims arising under the Securities Act of 1933, and caused by negligent acts, errors, omissions or breaches of duty while acting in their capacities as such directors or officers, and the Corporation is insured to the extent that it shall have indemnified the directors and officers for such loss. The premiums for such insurance are paid by the Corporation.


Item 7.   Exemption from Registration Claimed

Not applicable.


Item 8.   Exhibits

The exhibits listed below are listed according to the number assigned in the table in Item 601 of Regulation S-K.

Exhibit No.  Description of Exhibit

    3(a)     Amended and Restated Certificate of
             Incorporation (Incorporated by reference from
             Exhibit A of the Corporation's Definitive Proxy
             Statement, filed on March 29, 1995)

    3(b) By-laws (incorporated by reference to Exhibit 3 to the Corporation's Quarterly Report on Form
             10-Q for the quarter ended March 31, 1988)

     5 Opinion of Davis, Graham & Stubbs, L.L.C. as to the legality of the securities to which this registration statement relates

   24(a)     Consent of Davis, Graham & Stubbs (contained in
             Exhibit 5)

   24(b)     Consent of Deloitte & Touche, Toronto, Ontario

     25      Powers of Attorney (see "Signatures")

     99      Zemex Corporation 1995 Stock Option Plan
             (incorporated by reference to Exhibit A to the Corporation's Definitive Proxy Statement, filed on March 29, 1995)


Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided,  however, that the undertakings set forth in paragraphs
(1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, the Province of Ontario, on June 15, 1995.


                                ZEMEX CORPORATION
                                (Registrant)



                                By: /s/Richard L. Lister
                                    Richard L. Lister
                                    President and Chief Executive Officer



Each of the undersigned hereby appoints Richard L. Lister and Allen J. Palmiere and each of them severally, his true and lawful attorneys to execute on behalf of the undersigned any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated above.



/s/Peter Lawson-Johnston        Chairman of the Board
Peter Lawson-Johnston           and Director



/s/Richard L. Lister            President, Chief Executive Officer
Richard L. Lister               and Director (Principal Executive Officer)



/s/Paul A. Carroll              Director
Paul A. Carroll



/s/Morton A. Cohen
Morton A. Cohen                 Director



/s/John M. Donovan              Director
John M. Donovan



/s/Thomas B. Evans, Jr.         Director
Thomas B. Evans, Jr.



/s/Ned Goodman                  Director
Ned Goodman



/s/Patrick H. O'Neill           Director
Patrick H. O'Neill



/s/William J. vanden Heuvel     Director
William J. vanden Heuvel



/s/Allen J. Palmiere            Vice President, Chief Financial Officer
Allen J. Palmiere               and Assistant Secretary (Principal
                                Financial and Accounting Officer)


                      EXHIBIT INDEX


Exhibit No. Description of Exhibit                   Page No.


   3(a)     Amended  and  Restated Certificate
            of  Incorporation (incorporated by
            reference from Exhibit  A  of  the
            Corporation's   Definitive   Proxy
            Statement,  filed  on  March   29,
            1995)

   3(b)     By-laws      (incorporated      by
            reference  to  Exhibit  3  to  the
            Corporation's Quarterly Report  on
            Form  10-Q  for the quarter  ended
            March 31, 1988)

     5      Opinion   of   Davis,   Graham   &
            Stubbs,  L.L.C. as to the legality
            of  the  securities to which  this
            registration statement relates

   24(a)    Consent   of   Davis,   Graham   &
            Stubbs,   L.L.C.   (contained   in
            Exhibit 5)

   24(b)    Consent   of  Deloitte  &  Touche,
            Toronto, Ontario

    25      Powers     of    Attorney     (see
            "Signatures")

    99      Zemex   Corporation   1995   Stock
            Option   Plan   (incorporated   by
            reference  to Exhibit  A   to  the
            Corporation's   Definitive   Proxy
            Statement,  filed  on  March   29,
            1995)